SECURITIES & EXCHANGE COMMISSION
                          WASHINGTON, D.C.

                              FORM 8-K

                           CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Report:  September 9, 2011

                       VILLAGE SUPER MARKET, INC.
           (Exact name of Registrant as specified in its charter)

New Jersey                       0-2633                    22-1576170
(State or Other jurisdiction     (Commission File No.)     (I.R.S. Employer
 of incorporation)                                          Identification No.)

                         733 Mountain Avenue
                    Springfield, New Jersey 07081
               (Address of principal executive offices)

             Registrant's telephone number, including area code:
                             (973) 467-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 9.01.  Financial Statements and Exhibits

     Exhibit No.        Description

     99.1               Press release issued by the registrant, dated
                        September 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VILLAGE SUPER MARKET, INC.

                                        By:  s/s Kevin Begley
                                             Name:   Kevin Begley
                                             Title:  Chief Financial Officer



                               Exhibit 99.1



                      VILLAGE SUPER MARKET, INC.
                           EXECUTIVE OFFICES
                          733 Mountain Avenue
                     Springfield, New Jersey 07081


                       VILLAGE SUPER MARKET, INC.
                      DECLARES QUARTERLY DIVIDEND


Contact:   Kevin Begley, CFO
           (973) 467-2200, Ext. 220
           Kevin.Begley@wakefern.com


     Springfield, New Jersey - September 9, 2011 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared quarterly cash dividends of $.10 per Class A common share and $.065 per Class B common share. The dividends will be payable on October 21, 2011 to shareholders of record at the close of business on September 30, 2011.

     James Sumas, Chairman of the Board and Chief Executive Officer, commented "This dividend declaration is consistent with the dividend policy for 2011 we announced when the Board declared the special dividends of $1.25 per Class A share and $.8125 per Class B share in December 2010. The Board's current intention is to pay quarterly dividends in 2011 in a range of $.06 - $.12 per Class A share ($.039 - $.078 per Class B share). The Board will reconsider dividend policy and other methods of providing returns to shareholders in future years based on a variety of factors, including tax rates on dividends and capital gains in effect at that time."

     Village Super Market operates a chain of 28 supermarkets under the ShopRite name in New Jersey, Maryland and eastern Pennsylvania.